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                                                                    Exhibit 3.04

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                                NM LICENSING LLC

                     (A Delaware Limited Liability Company)

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                         Dated as of December     , 2001
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                                NM LICENSING LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of NM Licensing
                                                     ---------
LLC, a Delaware limited liability company ( the "Company"), dated December     ,
                                                 -------                   ----
2001, is made by NextMedia Operating, Inc., a Delaware corporation, as the sole member of the Company (the "Member").
                            ------

     WHEREAS, the Member desires to form a limited liability company under the Delaware Limited Liability Company Act (as it may be amended from time to time, the "Act"); and
     ---

     WHEREAS, the Member desires to enter into this Agreement to set forth the Member's rights and obligations with respect to the Company.

                                    ARTICLE I
                                  Organization
                                  ------------

     1.1 Formation; Term. The Company has been formed as a result of the
         ---------
conversion by NextMedia Licensing, Inc., a Delaware corporation, to a Delaware limited liability company, by an authorized person pursuant to and in accordance with the provisions of the Act. Pursuant to Section 18-214(d) of the Act, the term of the Company began upon the filing of the Certificate of Incorporation of the Company on May 18, 2000 and shall continue until the dissolution, liquidation, and termination of the Company in accordance with Article VIII or
                                                               ------------
as is otherwise required by the Act.

     1.2 Name. The name of the Company is NM Licensing LLC. The Managers (as
         ----
defined below) may, in their sole discretion, change the name of the Company from time to time. In any such event, the Managers shall promptly file or caused to be filed in the office of the Secretary of State of the State of Delaware an amendment to the Certificate of Conversion (the "Certificate") reflecting such
                                                 -----------
change of name.

     1.3 Purpose. The purpose of the Company shall be to engage or participate
         -------
in any lawful business activities in which limited liability companies formed in the State of Delaware may engage or participate.

     1.4 Registered Office and Agent. The address of the Company's initial
         ---------------------------
registered agent and its initial registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business of the Company is 6312 S. Fiddler's Green Circle, Suite 360E, Englewood, CO 80111. The Managers may change such registered office, registered agent, or principal place of business from time to time. The Managers shall give prompt written notice of any such change to the Member. The Company may from time to time have such other place or places of business within or outside the State of Delaware as may be determined by the Managers.

     1.5 Fiscal Year. The fiscal year of the Company shall end on December 31 of
         -----------
each calendar year unless, for United States federal income tax purposes, another fiscal year is
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required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

     1.6 Tax Elections. The Company shall not (i) be treated as an entity
         -------------
separate from its owner for United States federal income tax purposes, and (ii) elect, pursuant to Section 301.7701-3 of the Treasury Regulations, to be treated as an "association" for United States federal income tax purposes.

     1.7 No State-Law Partnership. The Company shall not be a partnership or a
         ------------------------
joint venture, and no Member shall be a partner or joint venturer of any other Member, for any reason other than for United States federal income and state tax purposes, and no provision of this Agreement shall be construed otherwise.

                                   ARTICLE II
                              Capital Contributions
                              ---------------------

     2.1 Capital Contributions. Any investment in the Company will be made 100%
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by the Member. Notwithstanding any other provision of this Agreement to the contrary, no capital called by the Company (or by the Member) shall be deemed an asset of or contribution to the Company unless and until such capital is released from custodial or escrow accounts by the Member and is (i) invested by and for the account of the Company in stock or other securities that the Member designates as Company portfolio assets or (ii) used for Company expenses or other purposes that the Member expressly authorizes.

     2.2 No Interest. The Member shall not be entitled to interest on its
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capital contributions, and any interest actually received by reason of investment of any part of the Company's funds shall be included in the Company's property.

     2.3 Member Loans. If the Company shall have insufficient cash to pay its
         ------------
obligations, the Member may, in its sole discretion, advance such funds to the Company on such terms and conditions as the Member may determine. Each such advance shall constitute a loan from the Member to the Company and shall not constitute a capital contribution.

                                   ARTICLE III
                     Rights and Obligations of the Managers
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     3.1 Number; Appointment; Term; Qualifications. The number of persons who
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shall constitute all of the managers of the Company (the "Managers") shall at
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all times during the term of the Company be no less than two. The initial
Managers shall be Carl E. Hirsch and Steven Dinetz. Each Manager shall hold office until his successor has been appointed (pursuant to Section 3.2), or
                                                           -----------
until his earlier death, resignation, or removal (pursuant to Section 3.4). No
                                                              -----------
Manager need be a Member or a resident of the State of Delaware.

     3.2 Vacancies. If, after the appointment of any Manager, such Manager shall
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die, resign, or be removed, the Member may (but shall not be obligated to)
appoint a replacement Manager.

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     3.3 Resignations. Any Manager may resign at any time upon written notice of
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such resignation to the Company, such resignation shall be effective at the time stated in such notice or, if no time is so stated, immediately.

     3.4 Removal. Any Manager may be removed, suspended, or replaced at any time
         -------
with or without cause solely with the consent of the Member.

     3.5 Management. The management, control, and direction of the Company and
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its operations, business, and affairs shall be vested exclusively in the
Managers, who shall have the right, power, and authority, to carry out any and all purposes of the Company and to perform or refrain from performing any and all acts that the Managers may deem necessary, appropriate, or desirable. Any action required or permitted to be taken by the Managers under this Agreement may be taken by any Manager acting alone and without the joinder of any other Manager.

     3.6 Officers. The Managers may (i) elect officers of the Company with such
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titles as the Managers may deem appropriate and (ii) delegate any or all of their rights, powers, and authority under this Agreement to such officers as the Managers may determine from time to time. Any officer may be terminated or removed at any time with or without cause solely by any Manager.

     3.7 Meetings of Managers. No meeting of the Managers shall be required for
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the taking of any action for or on behalf of the Company.

     3.8 Reimbursement. Each Manager shall be entitled to reimbursement for all
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reasonable expenses paid or incurred by him on behalf of the Company.

     3.9 Liability of Managers. No Manager shall be personally liable for the
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debts and obligations of the Company.

     3.10 Other Activities. Neither this Agreement nor any principle of law or
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equity shall preclude or limit, in any respect, the right of any Manager to engage in or derive profit or compensation from any activities or investments, nor give any other Manager, any Member, or any other person any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

                                   ARTICLE IV
                      Rights and Obligations of the Member
                      ------------------------------------

     4.1 General. The Member shall not participate in the management, control,
         -------
or direction of the Company's operations, business, or affairs, transact any business for the Company, or have the power to act for or on behalf of or to bind the Company, such powers being vested solely and exclusively in the Managers (subject to the Managers' right to delegate such powers pursuant to
Section 3.6).
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     4.2 Liability of the Member. The Member shall not be personally liable for
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the debts and obligations of the Company.

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     4.3 Other Activities. Neither this Agreement nor any principle of law or
         ----------------
equity shall preclude or limit, in any respect, the right of the Member to engage in or derive profit or compensation from any activities or investments, nor give any other Member, any Manager, or other person any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

     4.4 Consents and Limited Voting Rights. The Member shall not be entitled to
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consent to, vote on, or approve any matter for which the action of the Member is not expressly required by the Act or this Agreement. In the case of any matter for which the action of the Member is expressly required by the Act or this Agreement, such action shall be effective and binding against the Company, the Member, and the Managers if taken with the consent, vote, or approval of the Member.

                                    ARTICLE V
                         Exculpation and Indemnification
                         -------------------------------

     5.1 Exculpation. No Manager or officer of the Company shall be liable,
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responsible, or accountable in damages or otherwise to the Company or any Member by reason of, arising from, or relating to, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Company, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of such Manager or officer, as the case may be.

     5.2 Indemnification.
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          (a) General. The Company shall indemnify any person who was, is, or is
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     threatened to be made a party to a proceeding (as defined Section 5.2(e))
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     by reason of the fact that he (i) is or was a Manager or officer of the
     Company or (ii) while a Manager or officer of the Company, is or was serving at the request of the Company as a director, officer, manager, employee, or agent of a foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted under the Act. Such right shall be a contract right and as such shall run to the benefit of any Manager or officer who is elected and accepts the position of Manager or officer of the Company or elects to continue to serve as a Manager or officer of the Company while this Section 5.2 is in effect.
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          (b) Advancement of Expenses. Such right shall include the right to be
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     paid by the Company expenses (including, attorneys' fees, court costs, and costs of investigation and appeal) incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted under the Act. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. No Member shall be required to contribute capital in respect of any indemnification claim under this Section 5.2.
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          (c) Defenses to Claims. It shall be a defense to any such action that
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     such indemnification or advancement of costs of defense is not permitted under the Act, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including, its independent legal counsel, the Managers, or the Member) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including, its independent legal counsel, the Managers, or the Member) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

          (d) Successors; Remedies; Employees and Agents. In the event of the
              ------------------------------------------
     death of any person having a right of indemnification under the foregoing provisions of this Section 5.2, such right shall inure to the benefit of
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     his heirs, executors, administrators, and personal representatives. The rights conferred in this Section 5.2 shall not be exclusive of any other
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     right that any person may have or hereafter acquire under any law, agreement, or otherwise. The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

          (e) Definition of Proceeding. As used in this Section 5.2, the term
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     "proceeding" means any threatened, pending, or completed action, suit, or
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     proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

          (f) Amendment. Any repeal or amendment of this Section 5.2 shall be
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     prospective only and shall not limit the rights of any such Manager or officer or the obligations of the Company in respect of any claim arising from or related to the services of such Manager or officer in any of the capacities set forth in Section 5.2(a) prior to any such repeal or
                             --------------
     amendment of this Section 5.2.
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                                   ARTICLE VI
                                  Distributions
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     6.1 Distributions. The Member shall determine whether and in what amounts
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the proceeds of the Company shall be distributed to the Member.

                                   ARTICLE VII
                        Accounting Provisions and Reports
                        ---------------------------------

     7.1 Books of Account; Tax Returns. The Managers shall cause to be prepared
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and filed, all United States federal, state, and local income and other tax returns required to be filed by the Company and shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Company's operations, business, and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character or are required by the Act. Except as otherwise expressly provided in this Agreement, such books and records shall

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be maintained in accordance with the basis utilized in preparing the Company's
United States federal income tax returns, which returns, if allowed by applicable law, may in the discretion of the Managers be prepared on either a cash basis or accrual basis.

     7.2 Place Kept; Inspection. The books and records shall be maintained at
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the principal place of business of the Company, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of the Member during the ordinary business hours of the Company.

                                  ARTICLE VIII
                           Dissolution and Termination
                           ---------------------------

     8.1 Dissolution. The Company shall be dissolved upon the first to occur of
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the following events:

          (a) the election of the Managers to dissolve the Company at any time with the consent of the Member;

          (b) upon the entry of a decree of judicial dissolution underss.18-802 of the Act; or

          (c) the election of the Managers to dissolve the Company if all or substantially all Company assets shall have been sold or disposed of or shall consist of cash.

     8.2 Accounting on Dissolution. After the dissolution of the Company
         -------------------------
pursuant to Section 8.1, the books of the Company shall be closed, and a proper
            -----------
accounting of the Company's assets, liabilities, and operations shall be made by the liquidator of the Company, all as of the most recent practicable date. The Managers shall jointly serve as liquidator of the Company unless they fail or refuse to serve or, if one Manager fails or refuses to serve as liquidator, the other Manager shall serve as liquidator. If both Managers fail or refuse to serve as the liquidator, one or more other persons may be elected to serve as liquidator with the consent of the Member. The liquidator shall have all rights and powers that the Act confers on any person serving in such capacity. The expenses incurred by the liquidator in connection with the dissolution, liquidation, and termination of the Company shall be borne by the Company.

     8.3 Termination. As expeditiously as practicable, but in no event later
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than one year (except as may be necessary to realize upon any material amount of property that may be illiquid), after the dissolution of the Company pursuant to
Section 9.1, the liquidator shall cause the Company to pay the current
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liabilities of the Company and (i) establish a reserve fund (which may be in the form of cash or other property, as the liquidator shall determine) for any and all other liabilities, including contingent liabilities, of the Company in a reasonable amount determined by the liquidator to be appropriate for such purposes or (ii) otherwise make adequate provision for such other liabilities.
To the extent that cash required for the foregoing purposes is not otherwise available, the liquidator may sell property, if any, of the Company for cash. Thereafter, all remaining cash or other property, if any, of the Company shall be distributed to the Member in accordance with Section 6.1. At the time final
                                                -----------
distributions are made in

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accordance with Section 6.1, a certificate of cancellation shall be filed in
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accordance with the Act, and the legal existence of the Company shall terminate, but if at any time thereafter any reserved cash or property is released because in the judgment of the liquidator the need for such reserve has ended, then such cash or property shall be distributed in accordance with Section 6.1.
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     8.4 No Negative Capital Account Obligation. Notwithstanding any other
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provision of this Agreement to the contrary, in no event shall the Member if it has a negative capital account upon final distribution of all cash and other property of the Company be required to restore such negative account to zero.

     8.5 No Other Cause of Dissolution. The Company shall not be dissolved, or
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its legal existence terminated, for any reason whatsoever except as expressly provided in this Article VIII.
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                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

     9.1 Amendment. No change, modification or amendment shall be valid or
         ---------
binding unless such change, modification or amendment shall be in writing and duly executed by the Member.

     9.2 Assignment. The Member may sell, assign, or otherwise transfer all or
         ----------
any portion of such Member's interest in the Company at any time; provided that
                                                                  --------
the grant of a security interest by the Member to any Person of its interest in the Company shall not constitute a sale, assignment or transfer for purposes of this Section 9.2. Upon any such transfer, the transferee shall succeed to the
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rights and obligations of the Member in respect of its interest in the Company so transferred and shall become a member of the Company in respect of such interest.

     9.3 Entire Agreement. This Agreement constitutes the entire agreement of
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the Member in respect of the subject matter hereof and supersedes any prior agreement or understanding in respect of such subject matter. All duties and liabilities (fiduciary and otherwise) of the Member and its affiliates are restricted to those expressly stated in this Agreement.

     9.4 Severability. If any provision of this Agreement, or the application of
         ------------
such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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     9.5 Governing Law. This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

     9.6 Successors and Assigns. Except as otherwise specifically provided in
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this Agreement, this Agreement shall be binding upon and inure to the benefit of the Member and its successors, and permitted assigns.

     9.7 Headings. The section and article headings in this Agreement are for
         --------
convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

     9.8 Other Terms. All references to "Articles" and "Sections" contained in
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this Agreement are, unless specifically indicated otherwise, references to articles and sections of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" means "and/or"; (ii) "day" means a
                                  --                        ---
calendar day; (iii) "include," "including," or their derivatives means
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"including without limitation"; (iv) "laws" means statutes, regulations, rules,
                                      ----
judicial orders, and other legal pronouncements having the effect of law; and
(v) "person" means any individual, corporation, partnership, limited liability
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company, joint venture, trust, unincorporated association, or other form of business or legal entity or governmental entity.

     9.9 Transfer and Other Restrictions. THE INTERESTS IN THE COMPANY HAVE NOT
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BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE
OFFERED OR SOLD UNLESS SUCH INTERESTS HAVE BEEN REGISTERED, OR ARE EXEMPT FROM REGISTRATION UNDER ALL APPLICABLE SECURITIES LAWS.

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     IN WITNESS WHEREOF, the undersigned has executed this Agreement effective as of the date written above.

                                     MEMBER:

                                     NEXTMEDIA OPERATING, INC.


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________